SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
14a-12

     The Stanley Works (Name of Registrant as Specified in Its
Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules
14a-6(i)(1)and 0-11.


(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

(STANLEY WORKS LOGO)           THE STANLEY WORKS

                                                             March 10, 1997

Dear Fellow Shareholder:

You are cordially invited to attend Stanley's Annual Meeting of Shareholders to be held at 9:30 a.m. on Wednesday, April 23, 1997, at the Stanley Center, 1255 Corbin Avenue, New Britain,
Connecticut.

At the meeting, management will report on Stanley's affairs and a discussion period will be provided for questions and comments.

You will be asked at the meeting to elect directors and to approve Ernst & Young LLP as Stanley's independent auditors for 1997. You will also be asked to approve an amendment to the 1990
Stock Option Plan.

In the accompanying Proxy Statement, which you are urged to read, your Board of Directors recommends that you vote "FOR" the proposals.

The Board appreciates and encourages shareholder participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE
SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED
AT YOUR EARLIEST CONVENIENCE.

Thank you for your cooperation.

Very truly yours,

JOHN M. TRANI
Chairman and Chief Executive Officer





                             THE STANLEY WORKS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                             March 10, 1997

To the Shareholders:

The Annual Meeting of Shareholders of The Stanley Works will be held at the Stanley Center, 1255 Corbin Avenue, New Britain,
Connecticut on Wednesday, April 23, 1997, at 9:30 a.m., for the following purposes:

(1)  To elect three directors.

(2)  To approve an amendment to the 1990 Stock Option Plan.

(3) To approve Ernst & Young LLP as independent auditors of the Corporation for the year 1997.

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 14, 1997 are entitled to vote at the meeting.

STEPHEN S. WEDDLE
Secretary

WHETHER YOU OWN ONE SHARE OR MANY, WE URGE YOU TO SIGN AND RETURN
PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE
PROVIDED.

IMPORTANT
                                  -2-

                           THE STANLEY WORKS
                      NEW BRITAIN, CONNECTICUT 06053
                         TELEPHONE (860) 225-5111

                                                             March 10, 1997

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 23, 1997

     Stanley is first sending the accompanying proxy and this proxy statement to shareholders on or about March 10, 1997.

     Please sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience. You may revoke your proxy by filing a proxy with a later date at any time prior to the meeting. If you attend the meeting, you may revoke your proxy at that time and vote in person.

ELECTION OF DIRECTORS

     At the 1997 Annual Meeting the shareholders will elect three directors. Stanley's By-Laws require all shareholder nominations to be made by proper notice given to the Corporation's Secretary not later than March 24, 1997. The nominations of the Board of Directors are set forth on page 4. Those elected as directors will serve until the Annual Meeting of Shareholders indicated, and in each case until the particular director's successor has been elected and qualified.

     The Board recommends a vote FOR the nominees. All of the nominees are directors who were previously elected by the shareholders as directors except for John M. Trani. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee.

     In order to equalize the number of directors in each class, Mr. Fiedler, who is currently a member of the class of 1999, is resigning as director effective with the 1997 Annual Meeting and then is standing for re-election at the 1997 Annual Meeting as a member of the class of 2000.

         INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS
                   TERMS EXPIRING AT 2000 ANNUAL MEETING

(PHOTO OF EDGAR R. FIEDLER)

EDGAR R. FIEDLER, retired as Vice President and Economic Counsellor, The Conference Board, a position he held from 1975 until August 1996. He is a director of Zurich American Insurance Company, Brazil Fund, Scudder Fund, Inc., Scudder Institutional Fund, Inc., Scudder Pathway Series, Harris Insight Funds, and Emerging Mexico Fund, and a trustee of the AARP Investment Program from Scudder.

Mr. Fiedler, a director since 1976, is Chair of the Finance and Pension Committee and a member of the Board Affairs and Public
Policy Committee.  He is 67 years old and owns 54,017 shares.

(PHOTO OF EILEEN S. KRAUS)

EILEEN S. KRAUS, Chairman, Connecticut, Fleet National Bank, since December 1995. She had been President, Shawmut Bank Connecticut, N.A. and Vice Chairman of Shawmut National Corporation since August 1992; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. since June 1990 and Executive Vice President of those institutions since 1987. She is a director of CPC International Inc., Kaman Corporation, and Yankee Energy Systems, Inc.

Mrs. Kraus was elected a director in 1993 and is a member of the Audit, Executive, and Finance and Pension Committees. She is 58 years old and owns 6,043 shares.

(PHOTO OF JOHN M. TRANI)

JOHN M. TRANI, Chairman and Chief Executive Officer of Stanley. Mr. Trani joined the Corporation December 31, 1996 after an 18 year career with General Electric Company, the last 10 years as President and Chief Executive Officer of GE Medical Systems.

Mr. Trani is chairman of the Executive Committee. He is 51 years old and owns 200,100 shares.

           INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE
                   TERMS EXPIRING AT 1998 ANNUAL MEETING


(PHOTO OF JAMES G. KAISER)

JAMES G. KAISER, retired; served as President and Chief Executive Officer and a director of Quanterra Incorporated, a subsidiary jointly owned by Corning Incorporated and International Technology Inc., from June 1994 to January 1996; from June 1992 he had been President and Chief Executive Officer of Enseco, an operating unit of Corning Lab Services, Inc., a subsidiary of Corning Incorporated; he had been Senior Vice President of Corning Incorporated since 1986. He is a director of The Mead Corporation and The Sun Company, Inc. He also serves on the board of The Keystone Center, and on the advisory board of Wharton Spencer Stuart Directors Institute.

Mr. Kaiser has been a director since 1992 and is a member of the Audit Committee and the Compensation and Organization Committee.
He is 54 years old and owns 9,385 shares.

(PHOTO OF HUGO E. UYTERHOEVEN)

HUGO E. UYTERHOEVEN, Timken Professor of Business Administration, Graduate School of Business Administration, Harvard University, where he has been a member of the faculty since 1960. He is a director of Bombardier, Inc., Ecolab, Inc., and Harcourt General, Inc.

Professor Uyterhoeven has been a director since 1975 and is a member of the Finance and Pension Committee and Co-chair of the Board Affairs and Public Policy Committee. He is 65 years old and owns 16,252 shares.

(PHOTO OF WALTER W. WILLIAMS)

WALTER W. WILLIAMS, retired; served as Chairman of the Board and Chief Executive Officer and director of Rubbermaid Incorporated from 1991 to 1992; he had been President and Chief Operating Officer and a director of Rubbermaid since 1987. Previously, he was Senior Vice President, Corporate Marketing and Sales with General Electric Company. He is a director of Corpro Companies Inc. and Paxar Corporation.

Mr. Williams has been a director since 1991 and is a member of the Board Affairs and Public Policy Committee and the
Compensation and Organization Committee. During 1996 he was a member of the Search Committee. He is 62 years old and owns
1,600 shares.

                   TERMS EXPIRING AT 1999 ANNUAL MEETING

(PHOTO OF STILLMAN B. BROWN)

STILLMAN B. BROWN, Managing General Partner, Harcott Associates, since 1987. Formerly, he was Executive Vice President, Corporate Development of United Technologies Corporation, where he was chief financial officer from 1979 until 1986. He is a director of Fleet Financial Group, and a member of the Board of Regents of the University of Hartford.

Mr. Brown has been a director since 1985. He is Chair of the Audit Committee and during 1996 was Chair of the Search
Committee. He is a member of the Executive and Finance and Pension Committees. He is 63 years old and owns 26,000 shares.

(PHOTO OF MANNIE L. JACKSON)

MANNIE L. JACKSON, majority owner and Chairman of Harlem Globetrotters International, Inc., a division of MJA, Inc. He retired as Senior Vice President Corporate Marketing and Corporate Administration of Honeywell Inc. after a 27 year career in 1995. He is a Director of Ashland Inc., Jostens, Inc., Reebok International Ltd., and Martech Controls, a South African subsidiary of Honeywell Inc. Mr. Jackson, a director since May 1995, is a member of the Audit Committee and the Finance and Pension Committee. He is 57 years old and owns 3,337 shares.

(PHOTO OF KATHRYN D. WRISTON)

KATHRYN D. WRISTON, trustee of the Financial Accounting Foundation, John A. Hartford Foundation, Practicing Law Institute, and The Northwestern Mutual Life Insurance Company. She is also a director of Santa Fe Energy Resources Inc., Waccamaw Corporation, and American Arbitration Association. Mrs. Wriston, a director since April 1996, is a member of the Board Affairs and Public Policy, Executive, and the Finance and Pension Committees. She is 58 years old and owns 7,000 shares.


     The Board of Directors met eight times during 1996. The various Board committees met the number of times shown in parentheses: Executive (0), Audit (3), Board Affairs and Public Policy (4), Finance and Pension (3), Compensation and Organization (4), and Search (13). The members of the Board serve on the committees described in their biographical material above. Each incumbent director had an attendance record of 75% or greater at meetings, including meetings of committees, on which he or she served except for Walter J. McNerney who became ill in June 1996 and had an overall attendance record of 50%; attendance for all directors averaged 92%.

     The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Committee does not have the power to declare dividends or to do other things reserved by law to the Board.

     The Audit Committee nominates the Corporation's independent auditing firm, reviews the scope of the audit and approves in advance management consulting services, and reviews with the independent auditors and the internal auditors their activities and recommendations including their recommendations regarding internal controls. The Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Committee. Directors who are not Committee members may attend any of the Committee's meetings they wish.

     The Board Affairs and Public Policy Committee makes recommendations to the Board as to board membership and considers names submitted to it in writing by shareholders. The Committee recommends directors for board committee membership and as committee chairs, and recommends director compensation. The Committee has taken the lead in preparing a director job description, establishing a procedure for evaluation of incumbent directors, articulating Stanley's corporate governance guidelines, and establishing a procedure for evaluating Board performance. The Committee also provides guidance on major issues in areas of corporate social responsibility and public affairs, reviews and approves policy guidelines on charitable contributions, and reviews all charitable contributions made.

     The Finance and Pension Committee advises in major areas concerning the finances of the Corporation and administers
Stanley's pension plans.

     The Compensation and Organization Committee determines the compensation of officers other than the chief executive officer and chief operating officer (as to whom the Committee makes recommendations to the Board of Directors which then determines their compensation) and of non-officer senior executives. The Committee also administers the Corporation's executive compensation plans.

     The Search Committee took the lead in reviewing candidates and recommending to the Board a candidate to replace the retiring
Richard H. Ayers as chief executive officer.

     Stanley pays its directors a $21,000 annual retainer and a $1,000 fee for each Board or Committee meeting attended ($200 if attendance is by conference telephone). Committee chairs receive an additional annual fee of $1,000; in addition, the Board awarded 100 shares to Stillman B. Brown to recognize his special service as Chair of the Search Committee. Non-employee directors
                             -7-

may defer any or all of their fees in the form of Stanley shares or as cash accruing interest at the treasury bill rate.
From time to time non-employee directors also receive ten-year options to purchase 1,000 of the Corporation's shares at an exercise price equal to the fair market value of such shares at the date of grant.

SECURITY OWNERSHIP

No person or group, to the knowledge of the Corporation, owns five percent or more of the outstanding common shares, except as shown in this table. As of December 31, 1996, State Street Bank and Trust Company, in various trustee capacities, owned of record 23.98% of the outstanding common shares. Included in these shares are 22.8% of the outstanding shares owned as Trustee under the Corporation's 401(k) Savings Plan for the benefit of the plan participants. The plan participants make the voting and disposition decisions for these shares.

-----------------------------------------------------------------
(1)Title  (2) Name and address of  (3) Amount     (4)
of        beneficial owner         and nature of  Percent
class                              beneficial     of
                                   ownership      class
-----------------------------------------------------------------
Common    State Street Bank and    21,324,146     23.98%
Stock     Trust Company            shares, in
$2.50     225 Franklin Street      various
par       Boston, Massachusetts    trustee
value     02110                    capacities
-----------------------------------------------------------------
Common    FMR Corp                 7,874,928      8.85%
Stock     82 Devonshire Street     shares
$2.50     Boston, Massachusetts    (power to
par       02109                    dispose)
value                              including
                                   989,934
                                   (sole
                                   power to vote)
-----------------------------------------------------------------
                              -8-

No director, nominee or executive officer owns more than .3% of the outstanding common shares. The executive officers and directors as a group own beneficially approximately 1.5% of the outstanding common shares, and Stanley estimates present and former employees (including executive officers) own approximately 38% of the outstanding common shares. The following table sets forth information as of February 20, 1997 with respect to the shareholdings of the directors, nominees, each of the executive officers named in the table on page 14, and all directors, nominees, and executive officers as a group (the beneficial owner of the shares shown for the most part has sole voting and sole investment power):


--------------------------------------------------
Name                     Common
                         Shares
                         Directly
                         Owned
--------------------------------------------------
Richard H. Ayers         289,348   (1)(2)(3)(5)
Stillman B. Brown         26,000   (2)
Edgar R. Fiedler          54,017   (2)(4)
Richard Huck             105,079   (1)(2)
R. Alan Hunter           164,572   (1)(2)(3)
Mannie L. Jackson          3,337   (2)(4)
James G. Kaiser            9,385   (2)(4)
Eileen S. Kraus            6,043   (2)(4)
George A. Lorch            1,400   (2)
Walter J. McNerney        35,219   (2)(4)
Gertrude G. Michelson     32,439   (2)(4)
Paul W. Russo             21,687   (1)(2)
John S. Scott             15,498   (2)(4)
John M. Trani            200,100   (6)
Hugo E. Uyterhoeven       16,252   (2)(4)
Stephen S. Weddle        117,896   (1)(2)
Walter W. Williams         1,600   (2)
Kathryn D. Wriston         7,000   (2)
---------------------------------------------------
Directors and          1,309,453   (1)(2)(3)(4)
executive officers as              (5)(6)
a group
----------------------------------------------------

(1) Includes shares held as of December 31, 1996 under Stanley's savings plan, as follows: Mr. Ayers, 60,454; Mr. Huck, 14,594;
Mr. Hunter, 23,952; Mr. Russo, 399; Mr. Weddle, 27,096; and all directors and executive officers as a group, 165,154.


(2) Includes shares which may be acquired by the exercise of stock options, as follows: Mr. Ayers, 111,612; Mr. Huck, 77,300; Mr. Hunter, 122,300; Mr. Russo, 20,100; Mr. Weddle, 90,800; 1,000
in the case of each non-employee director; and all directors and executive officers as a group, 570,176.
                                -9-

(3) Includes the share accounts maintained by Stanley for those who have deferred their award payments under its Long-Term Stock Incentive Plans, as follows: Mr. Ayers, 56,781; Mr. Hunter, 2,730; and all directors and executive officers as a group, 64,087.

(4) Includes the share accounts maintained by Stanley for those of its directors who have deferred their director fees, as follows: Mr. Fiedler, 41,617; Mr. Jackson, 2,137; Mr. Kaiser, 6,741; Mrs. Kraus, 4,838; Mr. McNerney, 30,610; Mrs. Michelson, 30,239; Mr. Scott, 5,866; Mr. Uyterhoeven, 14,352; and all directors and executive officers as a group, 136,400.

(5) Includes 1,000 shares owned by Mr. Ayers's children as to which he disclaims beneficial ownership.

(6) Includes the 200,000 share unit account maintained by Stanley and established in connection with the execution of the employment agreement between Mr. Trani and the Corporation on December 31, 1996; does not include the 1,000,000 share option issued to Mr. Trani inasmuch as such option is not exercisable within the next 60 days.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE
BOARD OF DIRECTORS

     The Compensation and Organization Committee of the Board of Directors is composed of five non-employee directors. The Committee makes recommendations to the Board as to the salaries and as to the performance targets under the Management Incentive Compensation Plan ("MICP") for the chief executive officer and for the chief operating officer; the Board then determines the salaries and targets under the MICP for these two officers. The Committee, itself, determines the salaries and MICP targets for officers other than these two officers and for the five most highly compensated non-officer senior executives. The Committee also administers the Long-Term Stock Incentive Plan ("LTSIP") and the 1990 Stock Option Plan. The Committee determined in October 1994 to cease making awards under the LTSIP (the last award under the LTSIP was made in November 1993 for the 1994-1998 award cycle); and to commence making annual grants of stock options under the 1990 Stock Option Plan.

1996 AND 1997 CHANGES


     In 1996 Richard H. Ayers announced his decision to retire as chief executive officer. After an extensive search, in late
1996 the Board elected John M. Trani, a seasoned and
                            -10-

successful executive of General Electric Company, as chief executive officer. In connection with the Board's selection, Stanley entered into a three-year contract with Mr. Trani (subject to one-year renewals) providing for him to be paid an annual salary of not less than $800,000 and an annual bonus of not less than $720,000; for him to receive (subject to shareholder approval of certain amendments to Stanley's 1990 Stock Option Plan) a stock option grant covering one million shares with an exercise price equal to the fair market value on the date of grant, and three annual stock option grants each covering 200,000 shares; and for him to receive 200,000 common stock equivalent share units and other immediately vested retirement benefits. The Board believes that, under Mr. Trani's leadership, Stanley will provide significant value to its shareholders.

OVERVIEW

     In addition to providing the benefits under the Corporation's pension and savings plans generally provided to all United States salaried employees, Stanley has used a number of elements in compensating its executives: salary; annual incentives; ten-year stock options; and, in the case of Mr. Trani in connection with the execution of his employment agreement, share units. The Committee believes that this combination of elements results in a substantial portion of total compensation being at risk and appropriately relates to the achievement of increased shareholder value through profitable growth. With the exception of certain compensation payable to Mr. Trani under the terms of the employment agreement between him and Stanley, the Committee's general intent is to take appropriate steps so that the compensation paid to executive officers meets the requirements for "performance-based compensation" (including shareholder approval) and is therefore deductible for federal income tax purposes by Stanley under Section 162(m) of the Internal Revenue Code.


SALARIES

     Each year Stanley participates in a survey of salaries and overall compensation conducted by Hewitt Associates. Hewitt's 1996 survey covers 271 manufacturing corporations including 12 of those included in the Dow Jones Industrial Diversified Group Index reflected in the line graph on page
19. From these survey data, salary ranges are established each year for all executive positions. Actual base salary determinations are made on the basis of (a) these salary ranges, (b) individual performance (as evaluated by the Committee in its discretion), and (c) other factors that the Committee deems relevant. The 1996 salary of Mr. Ayers was about 20% below the median for these market survey data; this is in keeping with the Committee's philosophy of emphasizing at-risk corporate-performance-related compensation.

                                   -11-
The 1996 salaries of each of the others named in the table on page 14 ranged from about 25% below the median to about the median for their respective positions.

ANNUAL INCENTIVE

     In 1996 the Committee used the MICP to compensate executives based on the Corporation's earnings per share (before restructuring charges, restructuring related transition costs, and compensation and search related expenses of Stanley's new chief executive officer). The MICP provided for annual incentive awards to 150 selected key executives for 1996. For 1996, Mr. Ayers's target incentive rate was 90% of base salary.
The others named in the table on page 14 had target incentive rates between 60% and 80% of salary. For 1996, earnings per share equaled $1.83 resulting in a payout for those listed in the table on page 14 equal to 106% of target.


LONG-TERM INCENTIVE BASED ON EARNINGS GROWTH

     The Committee has determined to make no further awards under the LTSIP. Accordingly, there will be no further payments under this plan after the 1992-96, 1993-97, and 1994-98 award cycles are completed. Awards were not paid in 1996 in respect of performance for the five-year award cycle 1991-95 (as reflected in column (h) of the summary compensation table on page
14).


MARKET APPRECIATION OF THE CORPORATION'S SHARES

     The Committee uses the Stock Option Plan to compensate executives based on market appreciation of Stanley's shares, creating for executives an identity of interest with the Corporation's shareholders. The Committee plans to make annual stock option grants to those included in the table on page
14 and other key employees. It is anticipated that the grants will be non-qualified stock options with a term of up to ten years and an exercise price equal to at least the fair market value of Stanley's common shares at the time of grant.

     The Committee has established guidelines for minimum stock ownership for participants in the Stock Option Plan. These guidelines provide that over a five-year period stock ownership will reach the following minimum levels, expressed as a multiple of base salary: five times for the chief executive officer, three times for the others appearing in the table on page 14, two times for others with corporate titles of vice president or who are the heads of business units, and one time for all other participants in the Plan.

                                -12-
CONCLUSION

     Through the programs described above, a very significant portion of the Corporation's executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

COMPENSATION AND ORGANIZATION COMMITTEE

John S. Scott (Chair)
James G. Kaiser
George A. Lorch
Gertrude G. Michelson
Walter W. Williams

                                 -13-

SUMMARY COMPENSATION TABLE

This table shows the compensation earned for service in all capacities (including director fees for Mr. Ayers) during the last three fiscal years for Stanley's chief executive officer and its next four most-highly compensated executive officers. The last fiscal year ended on December 28, 1996.
-----------------------------------------------------------------
                   Annual        Long-Term
                Compensation    Compensation
-----------------------------------------------------------------
                                 Awards    Payouts
-----------------------------------------------------------------
   (a)    (b)    (c)     (d)      (g)        (h)         (i)
Name and  Year  Salary   Bonus   Shares      LTIP      All other
principal        ($)     ($)    Underlying  Payouts  compensation
position                        Options(#)   ($)         ($)
-----------------------------------------------------------------
Richard   1996  527,500  503,235  41,200       0         361,909
H. Ayers  1995  502,500  287,947  49,400       0         311,809
Chairman  1994  480,000  470,674  50,500       0         301,810
and CEO
-----------------------------------------------------------------
Richard   1996  236,500  175,483  19,550       0          37,744
Huck      1995  214,500   95,600  22,400       0          36,763
VP,       1994  198,000  145,615  21,900       0          51,124
Finance
and CFO
-----------------------------------------------------------------
R. Alan   1996  335,500  284,504  26,600       0          48,265
Hunter    1995  319,000  162,485  32,000       0          38,039
President 1994  300,000  257,400  32,500       0          51,442
and COO
-----------------------------------------------------------------
Paul W.   1996  210,000  133,560  17,500       0           7,445
Russo     1995   58,333   22,284     ---       0           2,095
VP        1994      ---      ---     ---       -             ---
Strategy
and
Development
-----------------------------------------------------------------
Stephen   1996  233,000  148,188  18,900       0         117,590
S. Weddle 1995  222,000   84,808  22,600       0         103,572
VP, Gen.  1994  212,000  142,918  23,200       0          99,799
Counsel
and
Secretary
-----------------------------------------------------------------

     (a) Effective December 31, 1996, Mr. Ayers resigned as Chairman and Chief Executive Officer and director and John M. Trani was elected Chairman and Chief Executive Officer and director. Mr. Russo first joined Stanley as an employee and executive officer September 18, 1995.

                                  -14-

FOOTNOTE TO COLUMN (i) OF SUMMARY COMPENSATION TABLE

Consists of above-market interest (i.e., interest in excess of 6.88% in the case of amounts deferred prior to 1992 and interest in excess of 9.5% in the case of amounts deferred in 1992, 1993 and 1994) on deferred management incentive awards; contributions to defined contribution pension plan of 2% of salary and bonus for each of the first 10 years of employment, 4% for each of the next 10 years of employment, and 6% for each of the years thereafter (as of January 1, 1995, this plan was merged into the Corporation's defined benefit plan with the effect that contributions will not be made for 1995 and later years); company match (one-for-two up to 7% of base salary) to savings plan; and insurance premiums paid for life insurance in addition to the life insurance generally available to salaried employees (this insurance fully vests at age 62 in an amount equal to 1.5 times salary).

-----------------------------------------------------------------
Name      Year  Above     Defined  Savings  Insurance    Column
                -market   2%,4%,6%  match              (i) Total
                interest
-----------------------------------------------------------------
Richard   1996  325,407       0    23,502    13,000      361,909
H. Ayers  1995  267,248       0    34,061    10,500      311,809
          1994  228,696    42,581  20,820     9,713      301,810
-----------------------------------------------------------------
Richard   1996   20,986       0    10,903     5,855       37,744
Huck      1995   24,755       0     7,508     4,500       36,763
          1994   24,581    15,313   6,930     4,300       51,124
-----------------------------------------------------------------
R. Alan   1996   25,285       0    17,430     5,550       48,265
Hunter    1995   16,820       0    15,669     5,550       38,039
          1994   11,631    20,368  14,257     5,186       51,442
-----------------------------------------------------------------
Paul W.   1996      0         0     4,750     2,695        7,445
Russo     1995      0         0      0        2,095        2,095
          1994      -         -      -        -----        -----


-----------------------------------------------------------------
Stephen   1996   95,717       0    11,123    10,750      117,590
S. Weddle 1995   81,810       0    12,772     8,990      103,572
          1994   69,923    11,261   9,625     8,990       99,799
-----------------------------------------------------------------
                                -15-

OPTION GRANTS IN 1996

The stock options granted in 1996 were granted on October 22 at market value that day of $27.94 per share. These grants are not exercisable until the first anniversary of the date of grant.

                                                        Potential Realizable
                                                        Value at Assumed Annual
                Individual Grants                       Rates of Stock Price
                                                        Appreciation for
                                                        Option Term
-------------------------------------------------------------------------------
            Number of   % of Total
            Shares      Options
            Underlying  Granted to
            Options     Employees              Expira-
            Granted     in Fiscal   Exercise   tion on
 Name       (#)         Year       ($/Share)   Date        5%           10%
 (a)        (b)            (c)        (d)       (e)        (f)           (g)
--------------------------------------------------------------------------------
R.H. Ayers     41,200      4.3%      $27.94   10/21/06  $723,938    $1,834,602
--------------------------------------------------------------------------------
R. Huck        19,550      2.0%      $27.94   10/21/06   343,519       870,545
--------------------------------------------------------------------------------
R.A. Hunter    26,600      2.8%      $27.94   10/21/06   467,397     1,184,476
--------------------------------------------------------------------------------
P.W. Russo     17,500      1.8%      $27.94   10/21/06   307,498       779,260
--------------------------------------------------------------------------------
S.S. Weddle    18,900      2.0%      $27.94   10/21/06   332,098       841,601
--------------------------------------------------------------------------------
All
Shareholders     ----      ----         ----   ---- 1,562,705,978  3,960,203,769

Named Executive
Officers'
Percentage of
Realizable Value
Gained by All
Shareholders     ----      ----         ----      ----        0.14%    0.14%

AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

-----------------------------------------------------------------
Name      Shares      Value     Number of shares  Value of
(a)       acquired    realized  underlying        unexercised
          on exercise ($)       unexercised       in-the-money
            (#)       (c)       options at          options at
            (b)               fiscal year-end    fiscal year end
                                     (#)               ($)
                                exercisable/      exercisable/
                                unexercisable     unexercisable
                                     (d)               (e)
-----------------------------------------------------------------
R.H.      112,288   $1,500,033  111,612/41,200    $ 765,152/0
Ayers
-----------------------------------------------------------------
R. Huck     0            0       77,300/19,550      690,706/0
-----------------------------------------------------------------
R.A.        3,200      40,000  122,300/26,600     1,131,119/0
Hunter
-----------------------------------------------------------------
P.W. Russo  0            0      21,000/17,500       99,750/0
-----------------------------------------------------------------
S.S.
Weddle      7,000      87,564  90,800/18,900      853,738/0

-----------------------------------------------------------------

DEFINED BENEFIT RETIREMENT PLAN

     Upon termination of employment, a participant receives the value of the benefit under Stanley's defined benefit formula. Under this defined benefit formula, the normal age for retirement is 65 when the formula yields the full defined benefit of 1% of average compensation (salary and bonus--in the case of the named executive officers, the amounts shown in columns (c) and (d) of the summary compensation table on page 14) for the five years of highest compensation, plus 0.3235% of the five-year average compensation in excess of the Social Security Maximum Earnings Base. This sum is then multiplied by years of credited service to calculate the value of the annual benefit.

     The following table illustrates the approximate annual pension under this formula for different levels of compensation and years of service for retirements which occur during 1997.
The amounts shown include amounts restored by Stanley's supplemental retirement plan for salaried employees which would have been provided by the retirement plan except for the benefit limitations of the Internal Revenue Code on "qualified" plans (see below). The amounts shown are in addition to any benefits the employee may be entitled to under Social Security. The credited years of service for those identified in the table on page 14 are Mr. Ayers, 24 years; Mr. Huck, 26 years; Mr. Hunter,
22 years; Mr. Russo, 1 year; and Mr. Weddle, 18 years.

-----------------------------------------------------------------

Average
annual
compensation   Approximate annual pension upon retirement
of the         at age 65
highest 5      --------------------------------------------------
consecutive     15         20        25        30        35
of the last     years      years     years     years     years
10 years of     of         of        of        of        of
employment      service    service   service   service   service
-----------------------------------------------------------------
$  200,000      $ 36,531  $ 48,709  $ 60,886  $ 73,063  $ 85,240
   400,000        76,236   101,649   127,061   152,473   177,885
   600,000       115,941   154,589   193,236   231,883   270,530
   800,000       155,646   207,529   259,411   311,293   363,175
 1,000,000       195,351   260,469   325,586   390,703   455,820
 1,200,000       235,056   313,409   391,761   470,113   548,465
-----------------------------------------------------------------

SUPPLEMENTAL PENSION PLAN

     Stanley's defined benefit retirement plan and savings plan are "qualified" plans under the Internal Revenue Code and, accordingly, are subject to certain limitations of benefits which apply to "qualified" plans in general. Stanley's supplemental retirement and savings plan for salaried employees restores these benefits on a non-qualified basis.


EXECUTIVE OFFICER AGREEMENTS

     Stanley's executive officers have agreements with Stanley which become effective only in the event of a change in control of the Corporation and which provide for payments of up to two years compensation in certain cases in the event of the officer's resignation or involuntary termination. Simultaneously with the resignation of Mr. Ayers as an officer and director, he and Stanley entered into an agreement providing that he would continue as an employee until October 31, 1997 with no reduction in salary. In addition, Mr. Russo and Stanley have agreed that in the event of his termination under certain circumstances prior to April 17, 2001 Stanley will continue his compensation for 12 months.


COMPARISON OF 5 YEARS' CUMULATIVE TOTAL RETURN AMONG THE STANLEY
WORKS, S&P 500 INDEX, AND DOW JONES INDUSTRIAL DIVERSIFIED GROUP
INDEX

     Set forth below is a line graph comparing the yearly percentage change in the Corporation's cumulative total shareholder return for the last five years to that of the Standard & Poor's 500 Stock Index (an index made up of 500 corporations including Stanley) and the Dow Jones
Industrial Diversified Group Index (an index made up of
19 corporations including Stanley). Total return assumes reinvestment of dividends.

(GRAPH)

The points in the above table are as follows:
-----------------------------------------------------------------

                  end    end     end     end     end    end
                 1991   1992    1993    1994    1995    1996
-----------------------------------------------------------------
Stanley         $100  $107.94 $116.63 $ 97.05 $144.42 $159.61

-----------------------------------------------------------------
S&P 500          100   107.62  118.47  120.03  165.14  203.06

-----------------------------------------------------------------
DJ Ind'l Dvsf'd  100   122.01  149.08  136.73  179.06  235.46
-----------------------------------------------------------------



     Assumes $100 invested on December 31, 1991 in Stanley's common stock, S&P 500 Index, and Dow Jones Industrial Diversified
Group Index. The Dow Jones Industrial Diversified Group Index consists of the following 19 corporations: Allied Signal Inc., Cooper Industries, Inc., Crane Co., Danaher Corporation, The
Dexter Corporation, Dover Corporation, FMC Corporation,
Global Industrial Technologies, Inc., Harsco Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company, National Service Industries,
Inc., Parker-Hannifin Corporation, PPG Industries, Inc., Raychem
Corporation, The Stanley Works, Tenneco Inc., Trinova
Corporation, and Tyco International Ltd.

APPROVAL OF AMENDMENT TO THE STANLEY WORKS 1990 STOCK OPTION PLAN

     SUMMARY OF PROPOSED AMENDMENT AND GRANT OF OPTIONS. At the Annual Meeting of Shareholders in 1991, shareholders approved the adoption of Stanley's 1990 Stock Option Plan (the "Plan"), and then at their Annual Meeting in 1995 the shareholders approved certain amendments to the Plan including increasing to 13,350,000 the number of shares with respect to which options could be granted (15% of the total shares outstanding on February 14, 1997).

     As discussed on pages 10 and 11 in the report of the Compensation and Organization Committee, the Board has elected John M. Trani, a seasoned and successful executive of General Electric Company, as chairman and chief executive officer. In connection with the selection of Mr. Trani, Stanley and he entered into a three-year contract providing for him to receive (subject to shareholder approval of an amendment to the Plan) a 10-year stock option for one million shares on December 31, 1996, and a 10-year stock option for 200,000 shares in October of each of 1997, 1998, and 1999. The Board is asking you to consider and approve an amendment to the Plan to permit these four options to be granted to Mr. Trani.

     The one-million share option granted to Mr. Trani has an exercise price of $27.562, the fair market value per share on December 31, 1996, the date of grant, and will become exercisable on June 30, 1997. The 200,000-share options will have exercise prices equal to the fair market value of the shares covered thereby on the respective dates of grant.

     The Plan currently sets a limit of 100,000 shares as the maximum number that can be covered by an option or options granted to any particular grantee in any calendar year. The amendment does not change this general limit of 100,000 shares. However, it creates an exception for the four specific option grants to Mr. Trani.

     Stanley will account for the one-million-share option in its financial statements by recording a non-cash, non-recurring charge for compensation expense equal to the difference between the fair market value of the shares covered by the option on the day the shareholders approve the Plan amendment, and the exercise price of such option of $27.562. If such fair market value were to equal the closing price of Stanley's shares on February 14, 1997 of $37.375, this charge would be approximately $8 million. Stanley will record no other expense in respect of this option, and will record no expense in respect of the three 200,000-share options.

Upon exercise of each of these four options, Stanley will deduct for income tax purposes the spread between the exercise price and the fair market value of the shares acquired upon exercise.

     The Board believes it is unlikely that Mr. Trani would have joined Stanley as chief executive officer if the Board had not agreed (subject to shareholder approval) to make these option grants. If the shareholders do not approve this amendment, the December 31, 1996 grant will have no effect, and the grants promised by the Board to be made in 1997, 1998, and 1999 will not be made.

     The following table sets forth the number of shares of Common Stock, $2.50 par value, covered by options granted during fiscal year 1996 (which ended December 28, 1996) under the Plan to persons listed below. These 10-year options were granted on October 22, 1996 at an exercise price of $27.94 per share (the fair market value that day) and will become exercisable on October 22, 1997. The closing price of Stanley's shares on February 14, 1997 was $37.375 per share and the current annual dividend rate is $.74 per share. Also set forth under "All Current Executive Officers as a Group" are the option grants made to John M. Trani on December 31, 1996 and to be made to him in October in each of 1997, 1998, and 1999.



                                             NUMBER OF SHARES
NAME AND POSITION                            UNDERLYING OPTIONS


Richard H. Ayers
Chairman and CEO
(resigned as officer December 31, 1996)        41,200

Richard Huck
V.P., Finance and CFO                          19,550

R. Alan Hunter
President and COO                              26,600

Paul W. Russo
V.P., Strategy and
Corporate Development                          17,500

Stephen S. Weddle
V.P., Gen. Counsel & Secretary                 18,900

All Current Executive Officers as a Group   1,731,550

All Employees as a Group
  (excluding executive officers)              786,650

     A summary of the principal features of the Plan follows and is qualified in its entirety by reference to the specific provisions contained in the text of the Plan set forth as Appendix A to this Proxy Statement.

     SUMMARY OF THE PLAN AS AMENDED. Stanley adopted the Plan in order to use stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders. Stanley believes that increased share ownership by key employees more closely aligns shareholder and employee interests by encouraging greater focus on the long-term growth and profitability of the Corporation and on its common stock.

     Only key employees of Stanley and its subsidiaries will be eligible to receive options and currently approximately 250 employees are eligible to participate in the Plan. Non-employee directors will not be eligible to receive grants under the Plan. Up to 13,350,000 shares of common stock may be issued under the Plan, which shares may be made available from authorized but unissued common stock of Stanley or from shares of common stock held in treasury. Grants may be made under the Plan until December 18, 2000. To the extent options granted under the Plan are canceled or expire prior to exercise, the shares covered thereby again become available for option grants. In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in corporate structure or capitalization affecting Stanley's common stock, the number of shares subject to the Plan, the number of shares then subject to options and the price per share payable upon the exercise of options may be appropriately adjusted by the Committee.

     ADMINISTRATION. The Plan is administered by the Committee appointed from time to time by the Board of Directors which will be composed of members of the Board who do not receive grants under the Plan or any other plan of the Company other than the Stock Option Plan for Non-Employee Directors (see the description of the Compensation and Organization Committee on page 7). The Committee may prescribe, amend and rescind rules and regulations relating to the Plan, select the key employees to whom option grants will be made, determine the number of shares to be optioned and other terms of such grants and exercise discretion to determine the waiver or acceleration of terms of option grants or to accelerate the exercisability or vesting of options or extend the period during which options are exercisable within the overall limitations contained in the Plan. No participant in the Plan may be awarded options aggregating more than 100,000 shares during any calendar year, except for the four options for John M. Trani described on pages 20 and 21.

     The Board of Directors may amend, alter or discontinue the Plan but no amendment or alteration will be made without the consent of shareholders that would (a) increase the aggregate number of shares which may be issued under the Plan, (b) change the option exercise price, (c) increase the maximum period during which options may be exercised, (d) extend the effective period of the Plan, or (e) materially modify the requirements as to eligibility for participation in the Plan.

     TERMS OF OPTIONS. The purchase price of an option will be not less than 100% of the fair market value of the common stock on the date of the grant. Options granted under the Plan become exercisable during the term of the option as determined by the Committee. Options must be exercised within 10 years of the date of grant or such shorter period as the Committee may determine. Options are generally not transferable other than by will and the laws of descent and distribution and are exercisable only by the optionee during his or her lifetime or, after death, by his or her legal representative. The Plan permits the Committee to grant or amend non-qualified stock options to permit their transfer, without consideration, to immediate family members, or a trust or partnership for the benefit of such persons.

     Options will terminate two months after the termination of employment except in the event of the grantee's death, disability or retirement or as otherwise determined by the Committee and set forth in the Agreement evidencing such Option. If a grantee retires, the grantee may exercise an option thereafter in the case of incentive stock options for up to three months following retirement and in the case of non-qualified stock options during the period specified by the Committee in the option agreement, subject to the original term of the option. If a grantee dies or is disabled, the grantee or the grantee's estate may exercise an option for up to one year in the case of an incentive stock option and during the period specified by the Committee in the option agreement following death or disability in the case of a non-qualified stock option.

     An option may only be exercised upon full payment to the Corporation of the exercise price in such form as the Committee may approve. Payment can be made (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Corporation); (ii) through the delivery of shares of common stock owned by the grantee; (iii) by a combination of cash and common stock; or (iv) if authorized by the Committee, through delivery of irrevocable instructions to a broker to deliver to the Corporation sale or loan proceeds sufficient to pay the exercise price. The common stock so delivered must have been held by the grantee for at least six months, may be so delivered notwithstanding its being subject to transfer restrictions, and will have a value for determining payment equal to the average of the high and low price of the common stock on the date immediately preceding the date of exercise.

     CHANGE IN CONTROL. Any outstanding options will become immediately exercisable and any transfer restrictions applicable thereto will lapse automatically upon a "change in control" of the Corporation (as defined in the Plan). In the event of a "change in control," grantees shall also have the right for a period of thirty (30) days following a "change in control" to require the Corporation to purchase such options for cash in lieu of the issuance of common stock at the Acceleration Price (as defined in the Plan).

     The Board of Directors believes the Plan's "change in control" provisions will benefit the Corporation and its shareholders by encouraging continued employment with the Corporation despite takeover threats that potentially could deprive Plan participants of their benefits thereunder. These "change in control" provisions, however, may deter certain mergers, tender offers, proxy contests or other takeover attempts.

     FEDERAL INCOME TAX CONSEQUENCES. Options granted under the Plan may be non-qualified stock options or incentive stock options within the meaning of Section 422 of the Code. The Committee is authorized to determine whether all or a portion of options granted under the Plan will be non-qualified or incentive stock options.

     NON-QUALIFIED STOCK OPTIONS. A non-qualified stock option generally will not result in any taxable income to the grantee at the time it is granted. In general, the holder of a non-qualified stock option will realize ordinary income, at the time of exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares (at the time of exercise) over the option price. The Corporation will be entitled to a tax deduction at that time in the amount of the ordinary income which the grantee recognizes.

     INCENTIVE STOCK OPTIONS. An incentive stock option ("ISO") will not result in any taxable income to the grantee when it is granted or exercised. However, the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price will be an item of adjustment for alternative minimum tax purposes. To obtain the special tax treatment applicable to an ISO, the option must be exercised within three months after the grantee ceases to be an employee (one year if the grantee is disabled) unless the grantee has died. If the optioned stock is held more than two years from the grant of the option and more than one year after the transfer of the stock to the grantee upon exercise of the option, the grantee will be taxed on any gain on the sale of such stock at long-term capital gains rates (presently a maximum of 28%).

     If common stock acquired upon the exercise of an ISO is not held for the required holding periods, a "disqualifying disposition" results, at which time the participant is deemed to have received an amount of ordinary income equal to the lesser of
(a) the excess of the fair market value of the common stock on the date of exercise over the exercise price, or (b) the excess of the amount realized on the disposition of the shares over the exercise price. If the amount realized on the "disqualifying disposition" of the common stock exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as capital gain. Any loss on the disposition of common stock acquired through the exercise of an ISO is a capital loss.

     No income tax deduction will be allowed to the Corporation with respect to shares of common stock purchased by a grantee through the exercise of an ISO, provided there is no "disqualifying disposition" as described above. In the event of a "disqualifying disposition," Stanley is entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

     Withholding of federal taxes at applicable rates will be required in connection with ordinary income realized by a grantee upon exercise of non-qualified stock options under the Plan. Grantees may pay withholding taxes by means of contributing shares of Stanley's common stock previously acquired or by deducting shares of common stock from the amount to be received upon the exercise of an option in accordance with procedures adopted by the Committee.

     To the extent that acceleration of the exercisability of an option or payment of the Acceleration Price upon the occurrence of a "change in control" as defined in the Plan is not deemed to be reasonable compensation for services rendered prior to the "change in control" or to be rendered on or after the "change in control," Stanley may not be allowed a deduction for such exercise or payment under the provisions of the Code that deny an income tax deduction to a company for payments that are contingent upon a change in control if those payments have a present value equal to or greater than three hundred percent (300%) of the employees' average taxable compensation for the last five (5) years. In such case, the employee may be subject to the imposition of a twenty percent (20%) excise tax.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends approval of the amendment to the Plan. The Plan, as amended, is set forth in its entirety as Appendix A hereto. The approval of the amendment to the Plan requires the affirmative vote of a majority of the votes cast.


APPROVAL OF INDEPENDENT AUDITORS

     The third item of business to be considered is the approval of independent auditors for the Corporation for the 1997 fiscal year. Subject to the action of the shareholders at the Annual Meeting, the Board of Directors of the Corporation, on recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP, certified public accountants, as the independent auditors to audit the financial statements of the Corporation for the current fiscal year. The Board may appoint a new accounting firm at any time if it believes that such a change would be in the best interest of the Corporation and its shareholders.

     Ernst & Young and predecessor firms have been the Corporation's auditors for the last 53 years. Total Ernst & Young fees for 1996 were $1,782,000. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Audit Committee of the Board of Directors approves all audit and non-audit services provided by Ernst & Young. The
Audit Committee believes that non-audit services have had no effect on auditor independence.

     The Board of Directors recommends a vote FOR approving Ernst
& Young LLP as independent auditors of the Corporation for the year 1997.

OTHER MATTERS

Other Business

     No business may be transacted at the meeting other than the business specified in the notice of the meeting, business properly brought before the meeting at the direction of the Board of Directors, and business properly brought before the meeting by a shareholder who has given notice to Stanley's Secretary received after January 16, 1997 and before February 17, 1997; no such notice has been received. Management does not know of any matters to be presented at the meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented to the meeting, the proxy holders named in the accompanying Proxy will vote the Proxy in accordance with their best judgment.

Shareholder proposals for 1998

     Shareholder proposals intended to be presented to Stanley's
1998 Annual Meeting must be received by the Secretary not later than November 10, 1997 for inclusion in the proxy statement and form of proxy relating to such meeting, and must be received after January 23, 1998 and before February 22, 1998 to otherwise be properly presented to the meeting.

Voting

     Stanley has only one class of shares outstanding. The record date for determining the shareholders who are entitled to receive the meeting notice and to vote at the meeting is the close of business on February 14, 1997. As of February 14, 1997, 88,935,057 common shares of $2.50 par value were outstanding (exclusive of shares held in treasury).

Vote Required for Approval

     Each outstanding share is entitled to one vote. The three nominees receiving the most votes cast will be elected directors; the favorable vote of a majority of the votes cast is required for the approval of the 1990 Stock Option Plan amendments, and for the approval of Ernst & Young. Under Connecticut law, broker non-votes and proxies marked as abstentions will not be counted as votes cast; accordingly, they will have no effect on the outcome of the matters voted on at the meeting.

Manner for Voting Proxies

     You may revoke your proxy by filing a proxy with a later date at any time prior to the meeting. If you attend the meeting, you may revoke your proxy at that time and vote in person. Your proxy will be voted as you direct, and, if you check the box on the proxy, your vote will be kept confidential under Stanley's policy on confidential voting.

     If you sign your proxy but do not mark it, your proxy will be voted for the election of the three nominees for director, for the approval of the amendment to the 1990 Stock Option Plan, and for the approval of Ernst & Young as the independent auditors of the Corporation.

Solicitation of Proxies

     Your proxy is solicited on behalf of the Board of Directors. Stanley will solicit proxies by mail, telephone, other electronic means, and in person, and will pay all the expenses of the solicitation. Morrow & Co., Inc. may also solicit personally and by telephone; Stanley believes that the additional expense of Morrow's assistance will not exceed $7,500. Stanley will reimburse brokerage houses and other custodians for their reasonable expenses in sending proxies and proxy material to beneficial owners.


Section 16(a) Beneficial Ownership Reporting Compliance

     From 1992 until May 1996 Barbara Bennett, Vice President, Human Resources, and Walter J. McNerney, a director, acquired 258 and 402 shares, respectively, through the reinvestment of dividends as participants in Stanley's dividend reinvestment plan. Through inadvertence, these acquisitions were not reported on Forms 4 or 5 until they were discovered in mid-1996. Similarly, the 2,000-share exercise of a stock option by Ms. Bennett in November 1996 was inadvertently not reported on a Form 4 until February 1997.



For the Board of Directors

STEPHEN S. WEDDLE
Secretary

APPENDIX A
                             THE STANLEY WORKS
                          1990 STOCK OPTION PLAN

                                ARTICLE I.

                       PURPOSE AND SCOPE OF THE PLAN

     1.01 PURPOSE. The purpose of The Stanley Works 1990 Stock Option Plan (the "Plan") is to promote the long-term success of The Stanley Works and its subsidiaries by providing financial incentives to key employees who are in a position to make significant contributions toward such success. The Plan is designed to attract and retain key employees and to encourage them to acquire a proprietary interest in the Company and thereby to increase their personal interest in the long-term success of the Company.

     1.02 DEFINITIONS. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

          "Board of Directors" or "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation and Organization
          Committee of the Board, no member of which shall be an Employee.

          "Common Stock" means the common stock of the Company, par value $2.50 per share.

          "Company" means The Stanley Works, a Connecticut corporation.

          "Disability", as applied to a Grantee, means permanent and total disability as defined in Section 22(e)(3) of the Code.

          "Employee" means any full-time employee of the Company or any of its subsidiaries, as defined in Section
          424(f) of the Code.

          "Exchange Act" means the Securities Exchange Act of
          1934, as amended.

          "Fair Market Value" means the mean average of the high and the low price of a share of the Common Stock as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined or, if there is no trading of Common Stock on such date, such mean average of the high and the low price on the next preceding date on which there was such trading.

          "Grant Date", as used with respect to a particular
          Option, means the date on which such Option is granted by the Committee (or in certain cases, the Committee's delegate) pursuant to the Plan.

          "Grantee" means an individual to whom an Option has been granted by the Committee (or in certain cases, the Committee's delegate) pursuant to the Plan.

          "Immediate family members" of a Grantee means the Grantee's children, grandchildren and spouse.

          "Key Employee" means any Employee who, in the judgment of the Committee, is in a position to contribute significantly to the growth and prosperity of the Company.

          "Option" means an option, granted by the Committee (or in certain cases, the Committee's delegate) pursuant to
          Article II, to purchase shares of Common Stock.

          "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section
          422 of the Code.

          "Non-Qualified Stock Option" means any Option other than an Incentive Stock Option.

          "Option Period" means the period beginning on the Grant
          Date and ending the day prior to the tenth anniversary of the Grant Date.

          "Plan" means The Stanley Works 1990 Stock Option Plan as amended from time to time.

          "Retirement", as applied to an Employee, shall have the meaning provided under the qualified pension plan applicable to such Employee.


     1.03 AGGREGATE LIMITATION.

          (a) The aggregate number of shares of Common Stock with respect to which Options may be granted shall not exceed 13,350,000 shares, subject to adjustment in accordance with
Section 3.04. No participant may receive, under the Plan, for any Calendar Year Options the aggregate of which shall exceed

100,000 shares, which is .7% of the shares authorized for issuance hereunder, except that John M. Trani, Chairman and Chief Executive Officer of Stanley, may receive the following Options: an Option covering 1,000,000 shares granted as of December 31, 1996; and three Options, each covering 200,000 shares, to be granted on or about October in each of 1997, 1998, and 1999.

          (b) Any shares of Common Stock to be delivered by the Company upon the exercise of Options shall be issued from the Company's authorized but unissued shares of Common Stock or from shares of Common Stock held in the treasury, at the discretion of the Board.

          (c) In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

     1.04 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall determine Key Employees of the Company to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to each such Option and the terms of such awards, and the waiver or acceleration thereof, taking into account the nature of the services rendered by the Employee, the Employee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have the power to interpret the Plan and establish rules and regulations relating to it, to prescribe the terms and provisions of agreements for the grant of Options, to accelerate the exercisability or vesting of all or any portion of any Option or to extend the period during which an Option is exercisable and to make all other determinations necessary or advisable in order to administer the Plan. The Committee shall also have the power to delegate to the Chief Executive Officer, the Chief Operating Officer, or the Secretary the power of the Committee hereunder, provided that such delegation does not include the power to grant to any Grantee an Incentive Stock Option nor the power to grant an Option to a Grantee who is an officer of the Company.

     1.05 EFFECTIVE DATE AND DURATION OF PLAN. The Plan became effective upon its adoption by the Board and was approved by the shareholders of the Company on April 17, 1991. Unless previously terminated by the Board, the Plan shall terminate, as to any shares as to which Options have not theretofore been granted, on the tenth anniversary of its adoption by the Board. The amendments to the Plan contained in Sections 1.02, 1.03, 1.04, 2.02(f), 2.02(g) and 2.02(h) are effective upon adoption by the Board only to grants of Options occurring on or after October 26, 1994, provided that such amendments to the Plan and any grant of Options after that date are subject to the approval of such amendments to the Plan by the Shareholders of the Company.

                                ARTICLE II.

                               STOCK OPTIONS

     2.01 GRANT OF OPTIONS. Key Employees shall be eligible to receive Options under the Plan. Directors who are not Employees shall not be eligible to receive Options.

           Each Option shall be exercisable from time to time during such periods and in such manner and number of shares as determined by the Committee (or in certain cases, the Committee's delegate) and set forth in the Agreement evidencing such Option. The date of exercise shall be the date on which notice of exercise is received by the Company so long as payment is received by the Company at the same time or promptly thereafter. The term of each Option shall be determined by the Committee (or in certain cases, the Committee's delegate), but in no event shall the term of an Option exceed ten (10) years.

     2.02  OPTION REQUIREMENTS.

          (a) Each Option shall be designated as an Incentive Stock Option or a Non-Qualified Stock Option and shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased by its exercise and containing such terms and conditions consistent with the Plan as the Committee (or in certain cases, the Committee's delegate) may determine.

          (b) An Option shall not be granted on or after the tenth anniversary of the date upon which the Plan is adopted by the Board or, if earlier, the tenth anniversary of the date upon which the Plan is approved by the shareholders of the Company.

          (c) An Option shall not be exercisable after the expiration of the Option Period.

          (d) The Committee (or in certain cases, the Committee's delegate) may provide, in the instrument evidencing an Option, for the lapse of the Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

          (e) The option price per share of Common Stock shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date.

          (f) An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and, during the Grantee's lifetime, shall be exercisable only by the Grantee, except that the Committee (or in certain cases, the Committee's delegate) may:

            (i) permit exercise, during the Grantee's lifetime, by the Grantee's guardian or legal representative;

            (ii) permit transfer, upon the Grantee's death, to beneficiaries designated by the Grantee in a manner authorized by the Committee (or in certain cases, the Committee's delegate), provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from
Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and

            (iii) grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to immediate family members of the Grantee or to trusts or partnerships for such family members.

          (g) Upon the termination of a Grantee's employment by the Company or any of its subsidiaries for any reason other than death, the Grantee may exercise an Option until the earlier of the expiration of its original term or:

            (i) If such termination is due to Retirement, three
(3) months after such termination in the case of the exercise of an Incentive Stock Option, and such period of time as determined by the Committee (or in certain cases, the Committee's delegate) and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-Qualified Stock Option;

            (ii) If such termination is due to Disability, one
(1) year after such termination in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee (or in certain cases, the Committee's delegate) and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-Qualified Stock Option;

            (iii) If such termination is for any other reason, two (2) months after such termination, or for such other period of time as determined by the Committee and set forth in the Agreement evidencing such Option; and

            (iv) An Incentive Stock Option not exercised within three months (twelve months in the case of Disability or death) after the date of termination due to Disability, Retirement or death may be exercised within such period of time as determined by the Committee and set forth in the Agreement evidencing such Option (as the permitted period of exercise in such circumstances of a Non-qualified Stock Option) after the date of such termination but no longer will be eligible for the treatment afforded Incentive Stock Options under Section 422 of the Code. Leaves of absence for such periods and purposes conforming to the personnel policy of the Company as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

          (h) If a Grantee should die while employed by the Company or any subsidiary of the Company or after Disability or Retirement, any Option previously granted to the Grantee under this Plan may be exercised by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Option could have been exercised by such Grantee immediately prior to the Grantee's death, but not later than the anniversary of the Grantee's death in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-qualified Stock Option.

          (i) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company at the time of such notice or promptly thereafter the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued as provided in Section 3.02 hereof or a combination of cash and/or such other form of property.

     2.03 INCENTIVE STOCK OPTION REQUIREMENTS.

          (a) An Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Subsection (b) of Section 422 of the Code and shall satisfy, in addition to the conditions of
Section 2.02, the conditions set forth in this Section 2.03.

          (b) An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

          (c) The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

                               ARTICLE III.

                            GENERAL PROVISIONS

     3.01 EXERCISE OF OPTIONS.

          (a) No Option may be exercised prior to the approval of the Plan by the Company's shareholders.

          (b) No Option may at any time be exercised with respect to a fractional share or exercised in part with respect to the lesser of 100 shares or the balance of the shares then covered by the Option. No fractional shares shall be issued and the Committee shall determine whether cash shall be paid in lieu of such fractional shares or such fractional shares shall be eliminated.

          (c) No shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto and until payment in full of the option price is received by the Company in cash, by check or in stock as provided in Section 3.02 hereof or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds sufficient to pay the option price. Neither a Grantee nor such Grantee's legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such Option unless and until a certificate or certificates therefor is issued in his or her name or in the name of a person designated by him or her.

     3.02 STOCK AS FORM OF EXERCISE PAYMENT. A Grantee may elect to use Common Stock valued at the Fair Market Value on the last business day preceding the exercise date to pay all or part of the exercise price of an Option, subject to such conditions as the Committee may impose through the adoption of rules or regulations or otherwise, provided; however, that such form of payment shall not be permitted unless at least one hundred (100) shares of Common Stock are delivered for such purpose and the shares delivered have been held by the Grantee for at least six months.

     3.03 WITHHOLDING TAXES FOR AWARDS. Each Grantee exercising an Option as a condition to such exercise shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from such exercise is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3.

     3.04 CHANGES IN COMMON STOCK. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, option price, etc. of shares subject to Options, including appropriate adjustment in the maximum number of shares referred to in Section 1.03 of the Plan, as may be determined by the Committee.

     3.05 CHANGE IN CONTROL.

          (a) Upon the occurrence of a Change in Control (as hereinafter defined), all Options shall become immediately exercisable in full for the remainder of their terms and Grantees shall have the right to have the Company purchase their Options for cash for a period of thirty (30) days following a Change in Control at the Acceleration Price (as hereinafter defined).

          (b) (i) The "Acceleration Price" is the excess over the exercise price of the highest of the following on the date of a Change in Control:

               (A) the highest reported sales price of a share of the Common Stock within the sixty (60) days preceding the date of a Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

               (B) the highest price of a share of the Common
Stock reported in a Schedule 13D or an amendment thereto as paid within the sixty (60) days preceding the date of the Change in Control,

               (C) the highest tender offer price paid for a share of the Common Stock, and

               (D) any cash merger or similar price paid for a share of the Common Stock.

             (ii) For Incentive Stock Options, the Acceleration
Price is limited to the spread between the Fair Market Value on the date of exercise and the option price.

          (c) A "Change in Control" is the occurrence of any one of the following events:

               (i) any "person," as such term is defined in
Section 3(a)(9) and modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than a Grantee, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), (iv) or (v) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exceptions specified in clause (i) of this definition) acquires 25% or more of the combined voting power of the Company's then outstanding securities;

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (v) the Company consummates a merger,
consolidation, stock dividend, stock split or combination, extraordinary cash dividend, exchange offer, issuer tender offer or other transaction effecting a recapitalization of the Company (or similar transaction) (the "Transaction") and, in connection with the Transaction, a Designated Downgrading occurs with respect to the unsecured general obligations of the Company (the "Securities"), as described below:

                    (A) If the rating of the Securities by both
Rating Agencies (defined hereinafter) on the date 60 days prior to the public announcement of the Transaction (a "Base Date") is equal to or higher than BBB Minus (as hereinafter defined), then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the effective date of the Transaction (or, if later, the earliest date on which the rating shall reflect the effect of the Transaction) (as applicable, the "Transaction Date") is equal to or lower than BB Plus (as hereinafter defined); if the rating of the Securities by either Rating Agency on a Base Date is lower than BBB Minus, then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the Transaction Date has decreased from the rating by such Rating Agency on the Base Date. In determining whether the rating of the Securities has decreased, a decrease of one gradation (+ and - for S&P and 1, 2 and 3 for Moody's, or the equivalent thereof by any substitute rating agency referred to below) shall be taken into account;

                    (B) "Rating Agency" means either Standard &
Poor's Corporation or its successor ("S&P") or Moody's Investor
Service, Inc.  or its successor ("Moody's");

                    (C) "BBB Minus" means, with respect to
ratings by S&P, a rating of BBB- and, with respect to ratings by Moody's, a rating of Baa3, or the equivalent thereof by any substitute agency referred to below;

                    (D) "BB Plus" means, with respect to ratings by S&P, a rating of BB+ and, with respect to ratings by Moody's, a rating of BBB3, or the equivalent thereof by any substitute agency referred to below;

                    (E) The Company shall take all reasonable action necessary to enable each of the Rating Agencies to provide a rating for the Securities, but, if either or both of the Rating Agencies shall not make such a rating available, a nationally-recognized investment banking firm shall select a nationally-recognized securities rating agency or two nationally-recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

     3.06 ADDITIONAL CONDITIONS. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions (including, without limitation, restrictions on transferability), in addition to those specifically provided in the Plan, as the Committee may impose.

     3.07 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any

Employee any right to continue in the employ of the Company or any of its subsidiaries nor shall anything in the Plan affect the right of the Company or any of its subsidiaries to terminate the employment of any Employee, with or without cause.

     3.08 LEGAL RESTRICTIONS. The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to permit the exercise of any Option.

     3.09 NO RIGHTS AS SHAREHOLDERS. No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalization, reorganizations or other changes in the Company's capital structure; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

     3.10 CHOICE OF LAW. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws). Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws), without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

     3.11 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN.  The
Board may at any time terminate, suspend or amend the Plan;
however, no such amendment shall, without the approval of the shareholders of the Company:

          (a) increase the aggregate number of shares which may be issued in connection with Options;

          (b) change the Option exercise price;

          (c) increase the maximum period during which Options may be exercised;

          (d) extend the effective period of the Plan; or

          (e) materially modify the requirements as to eligibility for participation in the Plan.

(STANLEY(R) LOGO)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

MEETING DATE: APRIL 23, 1997

                             THE STANLEY WORKS

                         PROXY FOR ANNUAL MEETING

                              APRIL 23, 1997

The undersigned appoints Stillman B. Brown, Edgar R. Fiedler, and Hugo E. Uyterhoeven, with full power of substitution, as proxies to act and vote on the signer's behalf at the Annual Meeting of Shareholders of THE STANLEY WORKS, and at any adjournments thereof, upon such business as may come before the meeting.

WHEN SIGNED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED BY
YOU. IF SIGNED AND RETURNED WITH NO DIRECTION, THIS PROXY WILL BE
VOTED FOR ITEMS 1, 2 AND 3.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?

------------------------------- -------------------------------
------------------------------- DO YOU HAVE ANY COMMENTS?

------------------------------- -------------------------------
------------------------------- IF YOU HAVE NOTED EITHER AN
ADDRESS CHANGE OR COMMENTS ABOVE, PLEASE BE SURE TO MARK THE
APPROPRIATE BOX ON THE REVERSE SIDE OF THIS CARD.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

ITEM 1.)  Election of Directors.

     FOR     WITHHOLD   FOR ALL EXCEPT
     / /       / /       / /

Nominees: Edgar R. Fiedler, Eileen S. Kraus, and John M. Trani.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the For All Except box and strike a line through the nominee's name.

ITEM 2.)  Approve amendment to Stock Option Plan.

     FOR   AGAINST  ABSTAIN

     / /    / /      / /

ITEM 3.) Approve Ernst & Young as independent auditors for 1997.

     FOR    AGAINST    ABSTAIN

     / /      / /       / /

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

RECORD DATE SHARES:

CONFIDENTIAL VOTING

DO YOU WISH THIS VOTE TO REMAIN CONFIDENTIAL? IF SO, MARK THIS
BOX. / /

Mark box at right if comments or address change have been noted on the reverse side of this card. / /

Please be sure to sign and date this Proxy.

Date ___________________

________________________ Shareholder sign here

________________________ Co-owner sign here

Please sign exactly as indicated hereon. When signing as attorney, executor, trustee, etc., please give full title.

DETACH CARD

Dear Fellow Shareholder:

The Board of Directors appreciates and encourages shareholder participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request you to sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.

Thank you for your
cooperation.


                    Very truly yours,

                         John M. Trani
                         Chairman and Chief Executive officer